UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File No. 001-12561

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Belden Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	36-3601505 (I.R.S. Employer Identification No.)
1 North Brentwood Boulevard
15th Floor
St. Louis, Missouri 63105
(Address of principal executive offices)

(314) 854-8000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 3.03 Material Modification to Rights of Security Holders
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 4.1 Amendment No. 3 to Rights Agreement

Item 1.01 Entry into a Material Definitive Agreement

See Item 3.03 below.

Item 3.03 Material Modification to Rights of Security Holders

On December 9, 2016, Belden Inc., a Delaware corporation (the “Company”), entered into an amendment (“Amendment No. 3”) to the Company’s existing Rights Agreement dated as of December 11, 1996, and as amended on November 15, 2004, and December 8, 2006 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, successor to Computershare Trust Company, N.A., and prior to that The First National Bank of Boston (the “Rights Agent”).

Amendment No. 3 extends the expiration date of the Rights Agreement for an additional three years to December 10, 2019, and, because it would be coextensive with the new expiration date, eliminates the Three Year Independent Director Evaluation (“TIDE”) provision previously contained in the Rights Agreement.

In addition, Amendment No. 3 reestablishes the Purchase Price per one one-thousandth of a share of Preferred Stock at $325.00, subject to adjustment.

A copy of Amendment No. 3, Exhibit 4.1 to this Current Report, is incorporated herein by reference. The foregoing description of Amendment No. 3 is qualified in its entirety by reference to Amendment No. 3.

Item 9.01 Financial Statements and Exhibits
Exhibits

Exhibit 4.1
Amendment No. 3 to Rights Agreement, dated as of December 9, 2016 (incorporated by reference from the Company’s Registration Statement on Form 8-A/A as filed with the Securities and Exchange Commission on December 9, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: December 9, 2016	By:	/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President-Legal, General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number    Description

4.1
Amendment No. 3 to Rights Agreement, dated as of December 9, 2016 (incorporated by reference from the Company’s Registration Statement on Form 8-A/A as filed with the Securities and Exchange Commission on December 9, 2016)